U.S. PLACEMENT AGENCY AGREEMENT

October 18, 2018

H.C. Wainwright & Co., LLC
430 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

            Subject to the terms and conditions herein (this “Agreement”), IntelGenx Technologies Corp., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of up to $12,001,020 of registered securities of the Company, including, but not limited to, up to 17,144,314 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the "Common Stock”), and up to 8,572,157 Common Stock purchase warrants to purchase shares of Common Stock (the “Warrants” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”, directly to various investors (each, an “Investor” and, collectively, the “Investors” and the Investors in the United States, the “U.S. Investors”) through H.C. Wainwright & Co., LLC (“Wainwright” or “U.S. Placement Agent”) and, by separate Placement Agency Agreement (“Canadian PAA”), Echelon Wealth Partners Inc. (“Echelon” or “Canada Placement Agent”) (the U.S. Placement Agent and Canada Placement Agent, collectively, the “Placement Agents”), as placement agents. The documents executed and delivered by the Company and the U.S. Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “U.S. Transaction Documents.” The Placement Agents may retain other brokers or dealers to act as subagents or selected-dealers on its behalf in connection with the Offering. Should any changes be made to the Canadian PAA after the date hereof, the Company shall provide notice to the U.S. Placement Agent of any changes to the Canadian PAA along with the relevant details of such changes.

            In addition, Wainwright acknowledges that, pursuant to the Canadian PAA, the Company has granted to the Canadian Placement Agent an option (the “Over-Allotment Option”) exercisable in whole or in part at any time up to and including the date that is 30 days following the Closing Date (as defined below), to purchase up to an additional 2,571,647 Shares and/or up to an additional 1,285,824 Warrants of the Company (collectively, the “Over-Allotment Securities”, and together with the Shares, Warrants and Warrant Shares, the “Securities”), upon the terms and conditions set forth herein, to cover over-allotments. The Company shall notify Wainwright upon any exercise of the Over-Allotment Option.

            The U.S. Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities in the United States (such placement in the United States, the “U.S. Placement”) and the Canada Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities in Canada (such placement in Canada, the “Canada Placement”). The Placement Agents will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. The Placement Agents shall offer the Securities in accordance with all applicable securities laws. Under no circumstances will the Placement Agents or any of their respective “Affiliates” (as defined herein) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agent and not as principal. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part.

Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date” which term shall also include each Over-Allotment Option Closing Date). As compensation for services rendered, on each Closing Date or Over-Allotment Option Closing Date, as the case may be, the Company shall pay to the Placement Agents the fees and expenses set forth below:

(i)

A cash fee equal to 7% of the gross proceeds received by the Company from the sale of the Securities at the closing of the Offering (the “Closing”), which cash fee shall be paid to the Placement Agents on a pro-rata basis based on sales by such Placement Agent in the Offering, provided that, solely with respect to sales in the Offering to the parties listed on Schedule A here (the “Identified Investors”), such cash fee shall equal 3.5% of the gross proceeds received by the Company from the Identified Investors and shall be paid to the Placement Agents on a pro-rata basis based on sales by such Placement Agent in the Offering to the Identified Investors. For greater certainty, fees for any sales to purchasers resident in Canada will be for the account of the Canadian Placement Agent and fees for any sales to purchasers resident in the United States will be for the account of the U.S. Placement Agent.

(ii)

Such number of Common Stock purchase warrants (the “Placement Agent Warrants”) to Placement Agents or their respective designees at each Closing to purchase shares of Common Stock (the “Placement Agent Shares”) equal to 7% of the aggregate number of Shares sold in the Offering, which Placement Agent Warrants shall be issued to the Placement Agents on a pro-rata basis based on sales by such Placement Agent in the Offering, provided that, solely with respect to sales in the Offering to the Identified Investors, such Placement Agent Warrants shall equal 3.5% of the Shares sold in the Offering to the Identified Investors and shall be issued to the Placement Agents on a pro- rata basis based on sales by such Placement Agent in the Offering to the Identified Investors. The Placement Agent Warrants shall have the same terms as the warrants issued to the Investors in the Offering except that the exercise price shall be $0.875 (125% of the public offering price per share in the Offering) and shall have an expiration date of 3 years from the Closing Date, as the case may be. The Placement Agent Warrants issued to the U.S. Placement Agent shall not be transferable for six months from the date of the Offering, except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(1). The term “Securities” shall include the Placement Agent Warrants and Placement Agent Shares, as applicable.

(iii)	The Company also agrees to:

a.

reimburse U.S. Placement Agent’s expenses as follows: (1) a management fee equal to 1% of the aggregate gross proceeds of the Offering; (2) $40,000 for non- accountable expenses of the U.S. Placement Agent; and (3) up to $100,000 for fees and expenses of legal counsel of the U.S. Placement Agent and other out-of-pocket expenses, plus any additional reimbursable amounts under Section 4(k) herein, and

b.

reimburse Canadian Placement Agent’s expenses as follows: (1) for the reasonable expenses of the Canadian Placement Agent incurred in connection with the Offering; and (2) up to Cdn$120,000 (such amount being reduced to Cdn$100,000 should the Offering not be completed) for fees and expenses of legal counsel of the Canadian Placement Agent, plus taxes and disbursements, and

c.

the expenses and costs to be reimbursed under (a) and (b) above shall be payable immediately upon the first Closing of the Offering; provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement. For greater certainty, should no Closing occur and the Offering be terminated, the Company agrees to pay all amounts owing hereunder within 10 days of receipt of an invoice for the expenses and other costs reimbursable hereunder.

            Certain terms used herein are defined in Section 16 hereof.

            Any reference herein to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Time of Sale Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Time of Sale Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference pursuant to the Act.

            The Company has filed the Registration Statement, the related multijurisdictional disclosure system preliminary base shelf prospectus (the “Preliminary Canadian MJDS Base Prospectus”) and the related multijurisdictional disclosure system final base shelf prospectus (the “Canadian MJDS Base Prospectus”), with securities regulatory authorities in the Provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec (such provinces being referred to herein as the “Canadian Jurisdictions” and such regulators being referred to herein as the “Canadian Regulators”), pursuant to and in each case in accordance with the Canadian Securities Administrators’ National Instrument 71-101 - The Multijurisdictional Disclosure System (“NI 71-101”) and applicable securities laws in the Canadian Jurisdictions (collectively, the “MJDS Rule”), and has received a receipt for each of the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus from or on behalf of each of the Canadian Regulators.

1.      Representations and Warranties.

The Company represents and warrants to, and agrees with Wainwright as set forth below in this Section 1:

     (a)      The Company meets the requirements for use of Form S-3 under the Act, including General Instruction I.A and I.B, and has prepared and filed with the Commission a shelf registration statement (file number 333-227498) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale, from time to time, of up to $100,000,000 of the Company’s debt securities, Common Stock, preferred stock, warrants, subscription rights, subscription receipts and units. The Registration Statement and any amendments thereto, each in the form heretofore delivered or to be delivered to the U.S. Placement Agent and excluding exhibits to the Registration Statement and any amendment thereto, have been declared effective by the Commission. The Company will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, the Final Prospectus shall contain the information required by the Act, and, except to the extent that the U.S. Placement Agent shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the U.S. Placement Agent prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Time of Sale Prospectus) as the Company has advised the U.S. Placement Agent, and to which the U.S. Placement Agent has agreed, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three (3) years before the Execution Time. The Company has not received from the Commission any order preventing or suspending the effectiveness of the Registration Statement or the use of the Base Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus and no proceedings for such purpose have been initiated or, to the Company’s knowledge, are contemplated by the Commission. The Company has not received from the Canadian Regulators any order preventing or suspending the use of the Canadian MJDS Base Prospectus or the Final Canadian MJDS Supplement and no proceedings for such purpose have been initiated or, to the Company’s knowledge, are contemplated by the Canadian Regulators.

     (b)      The Company, as of the Execution Time and as of the Closing Date, meets and will meet the requirements and remains qualified for use of NI 71-101, and has, prior to the Execution Time, prepared, executed and filed the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus in each of the Canadian Jurisdictions, along with all other required documents, and has received a receipt from or on behalf of each of the Canadian Regulators for each of the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus and has fulfilled all requirements to enable the Securities to be offered for sale and sold to the public in the Canadian Jurisdictions.

     (c)      On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the date of filing with the Canadian Regulators, the Preliminary Canadian MJDS Base Prospectus and the Canadian MJDS Base Prospectus did, and when the Final Canadian MJDS Supplement is first filed in accordance with the MJDS Rule and on the Closing Date, the Final Canadian MJDS Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of Canadian Securities Laws; on the date of filing with the Canadian Regulators, the Canadian MJDS Base Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) or NI 71-101, at the Applicable Time and on the Closing Date, the Time of Sale Prospectus, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, together with any supplement thereto) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Placement Agent Information (as defined below). Each Incorporated Document (other than the exhibits filed as part of such Incorporated Documents), at the time each of the documents listed in this Section 1(c) was filed with the Commission, or at the time such document became effective, complied in all material respects with the requirements of the Act and the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d)      The Final Canadian MJDS Supplement (or any supplement thereto), as of its filing date and the Closing Date, will not contain any “misrepresentation” (as defined by Canadian Securities Laws) and will constitute full, true and plain disclosure of all material facts relating to the Securities and the Company and its Subsidiaries, taken as a whole, as required by Canadian Securities Laws; provided, however, in each case that the Company makes no representations or warranties as to the Placement Agent Information. For the purposes of this Section 1(d), the Final Canadian MJDS Supplement (or any supplement thereto) shall include the Incorporated Documents (other than the exhibits filed as part of such Incorporated Documents).

     (e)      The Final Canadian MJDS Supplement will conform to the Final Prospectus, except for such deletions and additions as are permitted or required under applicable Canadian Securities Laws. The Registration Statement, the Time of Sale Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Act or the Exchange Act or became or become effective under the Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable.

     (f)      Prior to the Closing Date, the Company has not distributed and will not distribute any offering material or marketing materials in connection with the offering and sale of the Securities other than the Registration Statement, the Time of Sale Prospectus, any Supplemental Marketing Materials, any Final Prospectus, as applicable, or as permitted under applicable law and consented to in writing by the Placement Agents, or any free writing prospectus reviewed and consented to in writing by the Placement Agents, the free writing prospectuses, if any, identified on Schedule B hereto.

     (g)      As of the Applicable Time and the Closing Date, the Disclosure Package (i) complies or will comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and (ii) does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Sub-section (ii) of the preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Placement Agent Information (as defined in Section 6(b) hereof).

     (h)      As of the Applicable Time and the Closing Date, any Supplemental Marketing Materials, when considered together with the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (i)      The Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rule 163 or with Rules 164, Rule 405 and 433 under the Act, including timely filing with the Commission or retention where required and legending. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference pursuant to the Act and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to the Placement Agent Information.

     (j)      The Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering contemplated herein and is not the subject of a cease trade order, management cease trade order, de-listing or any other order preventing or suspending trading of any securities of the Company issued by the Commission, Canadian Regulators, the OTCQX or the TSX Venture Exchange (the “TSXV”), or any of them, and the Company is, to its knowledge, not aware of any such order being contemplated or threatened by the Commission, Canadian Regulators, the OTCQX or the TSXV, or any of them.

     (k)      The Company is a reporting issuer, or the equivalent thereof, under the Canadian Securities Laws, is not in default of any requirement of the Canadian Securities Laws, and the Company is not included on a list of defaulting reporting issuers maintained by any of the Canadian Regulators that maintain such lists.

     (l)      All disclosure and filings on the public record and fees required to be made and paid by the Company and its Subsidiaries pursuant to the Canadian Securities Laws have been made and paid, and the Company has not filed any confidential material change reports.

     (m)      Each of the Company and its Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization with corporate power and authority to own or lease its assets, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and in which the failure to qualify would have a Material Adverse Effect.

     (n)      All outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned Subsidiaries, free and clear of any security interests, claims, liens or encumbrances, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement. The outstanding shares of capital stock of each Subsidiary of the Company were issued in compliance with all applicable securities laws and in accordance with the organizing documents of each entity, as applicable, and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

     (o)      The Company’s authorized, issued and outstanding equity capitalization is as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case as described in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement). The Common Stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non- assessable and have been issued in compliance in all material respects with all applicable securities laws and in accordance with the Company’s organizing documents. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company has corporate power and authority to issue the Securities. The Shares being sold to Investors by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Investors, will be fully paid and non-assessable and will not be issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights. The Warrants and Placement Agent Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares and Placement Agent Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants or Placement Agent Warrants, as the case may be. The Warrant Shares and Placement Agent Shares, when issued and delivered upon exercise of the Warrants or Placement Agent Warrants, as the case may be, in accordance therewith, will be validly issued, fully paid and nonassessable. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights, resale rights, rights of first refusal or similar rights to subscribe for the Securities, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement and the disclosure schedules to the Securities Purchase Agreement.

     (p)      The Company and its Subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement; and, since the respective dates as of which information is given in the Registration Statement, the Canadian MJDS Base Prospectus, the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, there has not been (i) any material increase or decrease in the capital stock or material increase in the long-term debt of the Company or its Subsidiaries, taken as a whole, (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, properties, assets, liabilities, prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, taken as a whole, that could reasonably be expected to have a Material Adverse Effect, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, except in each case as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement and the disclosure schedules included with the securities purchase agreements entered into with the U.S. Investors.

     (q)      There is no franchise, contract, agreement or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required.

     (r)      Neither the Company nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     (s)      No consent, approval, authorization, or filing with or order of any Governmental Authority is required in connection with the transactions contemplated herein, except (1) such as may be required under applicable U.S. federal and state securities laws, (2) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the OTCQX and the TSXV, (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, and (4) such as may be required with the Canadian Regulators in each of the Canadian Jurisdictions pursuant to Canadian Securities Laws. No approval of the Company’s shareholders is required in connection with the transactions contemplated herein.

     (t)      None of the issue and sale of the Securities, the execution and delivery by the Company of this Agreement, the Purchase Agreement, the Warrants, the Placement Agent Warrants and the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to (1) the organizational documents of the Company or any of its Subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, that individually or in the aggregate would have a Material Adverse Effect (3) any statute, law, rule, or regulation, that individually or in the aggregate would have a Material Adverse Effect or (4) any judgment, writ, injunction, ruling, order or decree of any Governmental Authority, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, that individually or in the aggregate would have a Material Adverse Effect. The Company and its Subsidiaries are currently in compliance with all Canadian federal, state and provincial laws regulations and U.S. federal, state and local laws and foreign laws and will remain in compliance with such laws and regulations while any of the Securities are outstanding.

     (u)      The consolidated historical financial statements and notes and schedules thereto of the Company and its Subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates, for the periods indicated and on the basis stated therein, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the MJDS Rule (as modified by the exemptive relief, received by or on behalf of the Canadian Regulators, from the Canadian generally accepted accounting principles (such generally accepted accounting principles of any jurisdiction being referred to herein as “GAAP”) reconciliation requirement in NI 71-101) and have been prepared in all material respects in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data contained or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus that are not included or will not be included as required; and the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus that would otherwise be required to be described therein; and all disclosures contained or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K promulgated under the Act and Exchange Act, to the extent applicable.

     (v)      No action, suit, investigation or proceeding by or before any Governmental Authority, domestic or foreign, involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened, that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplements thereto). The aggregate of all pending legal, regulatory or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement or the Canadian MJDS Base Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect, and there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Act to be described in the Final Prospectus that are not so described.

     (w)      Each of the Company and each of its Subsidiaries, directly or indirectly, owns, leases or has other contractual rights to all such properties as are necessary to the conduct of its operations as presently conducted; the Company and its Subsidiaries have good and marketable title to all real property owned by them in fee simple, defensible title to all unpatented mining claims owned by them (subject, as applicable, to the paramount title of the U.S.), and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects of any kind except (i) liens or encumbrances described in the Disclosure Package, Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, or (ii) such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. Except as described in the Disclosure Package, Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, all property, leases or claims in which the Company or any Subsidiary has an interest or right, have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a Material Adverse Effect.

     (x)      No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or affiliates of the Company or any of its Subsidiaries, on the other hand, that are required by the Act or applicable Canadian Securities Laws to be described in the Disclosure Package, the Base Prospectus, the Final Prospectus, the Registration Statement, the Canadian MJDS Base Prospectus or the Final Canadian MJDS Supplement that is not so described in such documents.

     (y)      Neither the Company nor any Subsidiary of the Company is in violation or default of (1) any provision of its organizational documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, any of which defaults or violations described in clauses (2) and (3) will have, or after any required notice and passage of any applicable grace period, would have, a Material Adverse Effect.

     (z)      Richter LLP (Montreal, Quebec) (the “Accountants”) who have each audited or reviewed certain financial statements of the Company and its Subsidiaries and, if applicable, delivered their respective report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, are and, during the periods covered by their report, were each independent registered public accounting firms with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder, the rules of the Public Company Accounting Oversight Board (“PCAOB”), and the MJDS Rule and the applicable published rules and regulations thereunder. The Accountants are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and is each a “registered public accounting firm” as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. To the Company’s knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), with respect to the Company.

     (aa)      Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(u) above in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries is being contested or have not otherwise been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.

     (bb)      No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect.

     (cc)      The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, other than as described in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Final Prospectus; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (dd)      Company has all necessary and requisite regulatory licenses and approvals to conduct their business in full compliance with all applicable laws and have no communications from any regulatory authority and no knowledge of any cause for any stop order, non-compliance or non-approval of any of Company’s activities or products, including any clinical trials and all privacy laws.

     (ee)      No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

     (ff)      Except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, the Company and its Subsidiaries possess all licenses, concessions, certificates, permits and other authorizations issued by the appropriate federal, state or foreign Governmental Authorities necessary to conduct their respective businesses (“Permits”) as presently conducted and except for those Permits the failure of which to possess would cause a Material Adverse Effect; the Company and its Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplement thereto). All Permits are valid and in full force and effect, except where the invalidity of such Permits or failure of such Permits to be in full force and effect would not have a Material Adverse Effect.

     (gg)      The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its Subsidiaries’ internal controls over financial reporting are effective, and the Company and its Subsidiaries are not aware of any material weakness or unremediated significant deficiencies in their internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15 and 15d-15(e) of the Exchange Act) that have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Disclosure Package, the Time of Sale Prospectus, the Canadian Preliminary MJDS Supplement, the Final Prospectus and the Canadian Final MJDS Supplement there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the financial year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

     (hh)      The Company and its Subsidiaries (i) are in compliance with all federal, state, local, provincial and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     (ii)      Neither the Company nor any of its Subsidiaries has or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended).

     (jj)      There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications.

     (kk)      The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

     (ll)      None of the Company or any Subsidiary has, and to the knowledge of the Company, no director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary, a. used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; b. made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), or any other applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries, and, to the knowledge of the Company and the Subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

     (mm)     The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, domestic or foreign, (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

     (nn)      Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

     (oo)      To the Company’s knowledge, the Company and the Subsidiaries own, possess, license or otherwise have all requisite rights in, or have rights to use, all Intellectual Property, including all patents, patent applications, trademarks, trademark applications, service marks, trade names, domain names (and domains), trade secrets, inventions, copyrights (including the benefit of waiver of moral rights), licenses and other intellectual property rights and similar rights as necessary or required for the conduct of the Company’s business and respective businesses as currently carried on and as described in the Disclosure Package, the Final prospectus and the Final Canadian MJDS Supplement, and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated, not allowed or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as could not have or reasonably be expected to not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Disclosure Package, the Final prospectus and the Final Canadian MJDS Supplement,, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights or the Company’s business and respective businesses as currently carried on and as described in the Disclosure Package, the Final prospectus and the Final Canadian MJDS Supplement, violate or infringe or may violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are in good standing and are enforceable and there is no existing or potential infringement by another Person of any of the Intellectual Property Rights or claims of invalidity of same. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use and enforce all Intellectual Property Rights that are necessary to conduct its business, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement by the Company will not result in the breach of, or create on behalf of any third party the right to termination, impair or modify (i) any license, sublicense or other agreement or grant of rights to the Company or its Subsidiaries relating to any Intellectual Property Rights, or (ii) any license, sublicense or other agreement or grant of rights as to which the Company or its Subsidiaries is a party and pursuant to which the Company or its Subsidiaries is authorized to use any third party Intellectual Property; or (iii) any right of the Company or its Subsidiaries to develop, use, sell or dispose of, or to bring any action for the infringement of any Intellectual Property.

     (pp)      The Company has all corporate right, power and authority to execute and deliver this Agreement, the Purchase Agreement, the Warrants, and the Placement Agent Warrants and to perform its obligations hereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement, the Purchase Agreement, the Warrants, the Placement Agent Warrants, the Disclosure Package, the Final Prospectus, and the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement, the Purchase Agreement, the Warrants, the Placement Agent Warrants, the Disclosure Package, the Final Prospectus, and each of the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law. The Company is not currently pursuing any litigation against any person for any infringement, misappropriation or misuse of the Intellectual Property.

     (qq)      Except as disclosed in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus as at the date thereof, and except for (i) 4,204,818 options to acquire shares of Common Stock and 2,730,371 purchase warrants to acquire shares of Common Stock, as of the date hereof, no person has any right, agreement, option, warrant or other rights to purchase, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other agreement, option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company, as the case may be.

     (rr)      All statistical, market-related or forward-looking data or statements included or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement, any Supplemental Marketing Materials, and the Canadian MJDS Base Prospectus (i) were so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) are accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statements were made with the knowledge of an executive officer or director of the Company that any was false or misleading.

     (ss)      The Common Stock, including the Shares and the Warrant Shares, are duly listed or quoted, as applicable, and admitted and authorized for trading, on the OTCQX and the TSXV subject, in the case of the Shares and Warrant Shares, with respect to the TSXV, to the receipt of a conditional approval letter and satisfaction of customary conditions required by such exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, terminating of quotation or delisting the Common Stock from either the OTCQX or the TSXV, nor has the Company received any notification that the Commission or either the OTCQX or the TSXV is contemplating terminating such registration or listing or quotation, as applicable. To the Company’s knowledge, it is in compliance with all applicable quotation or listing requirements of the OTCQX and the TSXV, respectively.

     (tt)      Except pursuant to this Agreement and as set forth in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee, agent’s commission or similar payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus.

     (uu)      The Company has not relied upon Wainwright or legal counsel for Wainwright for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

     (vv)      Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, nor, to the Company’s knowledge, any of their respective affiliate or controlling persons, have taken, directly or indirectly, without giving effect to activities of Wainwright, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Company’s Common Stock, whether to facilitate the sale or resale of the Shares, Warrant Shares, the Warrants, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

     (ww)      There are no reports or information that in accordance with the Canadian Securities Laws must be made publicly available or filed in connection with the offering of the Common Stock that have not been made publicly available as required.

            Any certificate signed by any officer of the Company and delivered to the Placement Agents in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to Wainwright.

            The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Placement Agents and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Placement Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.        Delivery and Payment. Each Closing of the Canadian Placement shall occur at the offices of the Gowling WLG (Canada) LLP, Suite 1600, 1 First Canadian Place, 100 King Street West, Toronto, ON M5X 1G5 and each closing of the U.S. Placement shall occur at the offices of Ellenof Grossman & Schole, 1345 Avenue of the Americas, New York, New York 10105 (“U.S. Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Canadian or U.S. Placement Agent, as the case may be, and the Company). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by wire transfer of immediately available funds, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Canadian or U.S. Placement Agent, as the case may be, may direct at least one business day before the Closing Date. All actions taken at a Closing shall be deemed to have occurred simultaneously.

3.        Offering by Placement Agents. It is understood that the Placement Agents propose to offer the Securities for sale on a best efforts basis as set forth in the Disclosure Package, Final Prospectus and the Final Canadian MJDS Supplement and any such offers shall be in accordance with the selling restrictions set forth in Exhibit A hereto.

4.        Agreements.

            The Company agrees with Wainwright that:

     (a)      Prior to the Closing Date, the Company will not file any amendment to the Registration Statement, supplement (including the Final Prospectus or the Time of Sale Prospectus) to the Base Prospectus, supplement to the Canadian MJDS Base Prospectus (including the Final Canadian MJDS Supplement), or any supplement or amendment to any Supplemental Marketing Materials unless the Company has furnished to each Placement Agent a copy for their review prior to filing and will not file any such proposed amendment or supplement to which either Placement Agent reasonably object, unless otherwise required by the Act, the Exchange Act or the MJDS Rule. Subject to the foregoing sentence, the Company will cause the Final Prospectus, any Supplemental Marketing Materials and the Final Canadian MJDS Supplement, properly completed, and any supplement thereto to be filed in a form approved by each Placement Agent with the Commission or the Canadian Regulators, as the case may be, pursuant to the applicable paragraph of Rule 424(b) or the MJDS Rule within the time period prescribed and will provide evidence satisfactory to the Placement Agents of such timely filing. The Company will promptly advise the Placement Agents (1) when the Final Prospectus, any Supplemental Marketing Materials, and the Final Canadian MJDS Supplement, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), or the Canadian Regulators pursuant to the MJDS Rule, as the case may be, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment to the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) any request by the Canadian Regulators for any amendment to the Final Canadian MJDS Supplement, any Supplemental Marketing Materials or for any additional information, (5) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Final Prospectus, any Supplemental Marketing Materials, the Final Canadian MJDS Supplement or any Issuer Free Writing Prospectus, (6) of the time when any amendment to the Final Canadian MJDS Supplement has been filed with or receipted by the Canadian Regulators, (7) of the issuance by the Commission or any Canadian Regulator of any stop order or cease trade order suspending the effectiveness of the Registration Statement or the Final Canadian MJDS Supplement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (8) of the receipt of any comments or communications from any Canadian Regulator, the Commission or any other regulatory authority relating to the Final Prospectus, the Final Canadian MJDS Supplement, the Registration Statement, or the listing of the Shares on the TSXV or the quotation of the Shares on the OTCQX, and (8) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or cease trade order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or cease trade order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

     (b)      If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) or the filing of the Final Canadian MJDS Supplement pursuant to the MJDS Rule, any event occurs as a result of which the Disclosure Package or any Supplemental Marketing Materials, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Placement Agents so that any use of the Disclosure Package may cease until it is amended or supplemented (2) subject to the first sentence of paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to the Placement Agents in such quantities as the Placement Agents may reasonably request.

     (c)      If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or the Canadian Securities Laws, any event occurs as a result of which the Final Prospectus as then supplemented or the Final Canadian MJDS Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or the Canadian MJDS Base Prospectus, file a new registration statement, a new Canadian MJDS base prospectus or supplement the Final Prospectus or the Final Canadian MJDS Supplement to comply with the Act or the Exchange Act or the respective rules thereunder or Canadian Securities Laws, as the case may be, including in connection with the use or delivery of the Final Prospectus and the Final Canadian MJDS Supplement, the Company promptly will (i) notify the Placement Agents of any such event, (ii) if required by Canadian Securities Laws, prepare and file with the Commission or the Canadian Regulators, as applicable, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement, new registration statement, or new Canadian MJDS Base Prospectus which will correct such statement or omission or effect such compliance, (iii) use its commercially rasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective, or amendment to the Canadian MJDS Base Prospectus or new Canadian MJDS base prospectus receipted, as applicable as soon as practicable in order to avoid any disruption in use of the Final Prospectus and the Final Canadian MJDS Supplement and (iv) supply any supplemented Final Prospectus and any supplemented Final Canadian MJDS Supplement to the Placement Agents in such quantities as the Placement Agents may reasonably request.

     (d)      If agreed to in writing by the Company and subject to compliance with Canadian Securities Laws, the Placement Agents may use a term sheet that contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Canadian MJDS Base Prospectus or the Preliminary or Final Canadian MJDS Supplement, including by means of a pricing term sheet, and in each case that complies with Canadian Securities Laws.

     (e)      The Company will make generally available to its security holders and to the U.S. Placement Agent an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

     (f)      The Company will use commercially reasonable efforts to use the net proceeds received by it from the sale of the Securities in this Offering in the manner specified in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement under the caption “Use of Proceeds.”

     (g)      The Company will use its commercially reasonable efforts to list the Shares, Warrant Shares and Placement Agent Shares on the TSXV and to quote the Shares, Warrant Shares and Placement Agent Shares on the OTCQX, and during the period hereof until the date on which no Warrants or Placement Agent Warrants, as the case may be, remain outstanding, maintain the listing of the Common Stock on the TSXV and quotation of the Shares on OTCQX or listing on a national stock exchange, and maintain its status as a “reporting issuer” under the applicable securities laws of the Canadian Jurisdictions.

     (h)      Concurrently with the filing of the Final Prospectus with the Commission as described in Section 1(a) above, the Company will fulfill all requirements of applicable Canadian Securities Laws to enable the Securities to be offered for sale and sold to the public in the Canadian Jurisdictions and will file with the Canadian Regulators the Final Canadian MJDS Supplement relating to the Securities and substantially in the form of the Final Prospectus with whatever additional items are required pursuant to the MJDS Rule.

     (i)      If requested by Wainwright, the Company will furnish to Wainwright a copy of the Registration Statement (without exhibits thereto) and signed copies of the Canadian MJDS Base Prospectus and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172) or Canadian Securities Laws, as many copies of the Time of Sale Prospectus, the Final Prospectus, the Final Canadian MJDS Supplement, any Supplemental Marketing Materials, each Issuer Free Writing Prospectus and any supplement thereto as Wainwright may reasonably request.

     (j)      To the extent that the Company is required, it has, and will, comply with all applicable securities laws (including Canadian Securities Laws) and other applicable laws, rules and regulations, including, without limitation, Sarbanes-Oxley, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley.

     (k)      The Company will pay at the time of closing on the Closing Date all reasonable costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing with the Commission or the Canadian Regulators, as the case may be, of (a) the Registration Statement (including financial statements and exhibits), the Time of Sale Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment and supplement to any of the foregoing, and (b) the Preliminary Canadian MJDS Base Prospectus, Canadian MJDS Base Prospectus, the Final Canadian MJDS Supplement and each amendment and supplement to any of the foregoing, (ii) the preparation, issuance and delivery of the certificates, as applicable, for any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Investors, (iii) the fees and disbursements of the Company’s legal counsel, accountants and other advisors, (iv) the qualification of the Securities under applicable securities laws, and the OTCQX and the TSXV, including filing fees and all other correspondence, submissions and filings with the OTCQX and the TSXV in connection with the Offering, (v) the printing and delivery to the Placement Agents of copies of the Time of Sale Prospectus, the Final Prospectus, any Supplemental Marketing Materials, each Issuer Free Writing Prospectus, the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus, the Final Canadian MJDS Supplement and all amendments or supplements to any of them and any costs associated with electronic delivery of any of the foregoing by the Placement Agents to investors, (vi) the fees and expenses of any transfer agent or registrar for the Securities, and (viii) the clearing agent settlement expenses of the U.S. Placement Agent in the amount of $10,000.

     (l)      The Company agrees that, unless it has or shall have obtained the prior written consent of Wainwright, and Wainwright agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by Wainwright or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (m)      In connection with the distribution of the Securities:

a.

the Company shall prepare, in consultation with the Placement Agents, and approve in writing, prior to the time the Supplemental Marketing Materials are provided to potential investors, a template version of the Supplemental Marketing Materials reasonably requested to be provided by the Placement Agents to any potential investor;

b.

such Supplemental Marketing Materials shall comply with Canadian Securities Laws and be acceptable in form and substance to the Placement Agents, acting reasonably, and such template version shall be approved by the Placement Agents prior to the time the Supplemental Marketing Materials are provided to potential investors; and

c.

the Company shall file the template version of the Supplemental Marketing Materials referred to in Section 4(n)(a) above with the Canadian Securities Regulators as soon as reasonably practicable after the template version of the Supplemental Marketing Materials are so approved in writing by the Company and by the Lead Agent, on behalf of all of the Agents, and in any event on or before the day the Supplemental Marketing Materials are first provided to any potential investor.

d.

Following the approvals and filings set forth in the foregoing paragraphs, the Placement Agents may provide the Supplemental Marketing Materials to potential investors to the extent permitted by Canadian Securities Laws and applicable United States Securities Laws.

     (n)      The Company shall provide the Placement Agents with a draft of any press release or Current Report on Form 8-K to be issued in connection with the Offering or otherwise prior to Closing for the Placement Agents’ review.

     (o)      The Company shall, at all times while any Warrants or Placement Agent Warrants are outstanding maintain a registration statement covering the issue and sale of the Warrant Shares and Placement Agent Shares upon exercise of the Warrants or Placement Agent Warrants, as the case may be, such that the Warrant Shares and Placement Agent Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Warrant Shares or Placement Agent Shares are owned by affiliates.

     (p)      The Company shall, at all times while any Warrants or Placement Agent Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares or Placement Agent Shares upon exercise of such Warrants or Placement Agent Warrants, as the case may be, the number of Warrant Shares and Placement Agent Shares that are initially issuable and deliverable upon the exercise of the then- outstanding Warrants and Placement Agent Warrants.

5.        Conditions to the Obligations of Wainwright. The obligations of Wainwright shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date in all material respects (except for any representations and warranties made as of a specific date, which shall be accurate in all material respects as of that date), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof in all material respects, to the performance by the Company of its obligations hereunder in all material respects and to the following additional conditions:

     (a)      The Final Prospectus and the Final Canadian MJDS Supplement and any supplement thereto has been or will be filed with the Commission or the Canadian Regulators, as the case may be, in the manner and within the time period required by Rule 424(b) or the MJDS Rule, as the case may be; any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; any materials required to be filed by the Company pursuant to the MJDS Rule shall have been filed by the Company with the Canadian Regulators within the applicable time period; no stop order, or equivalent, suspending the effectiveness of the Registration Statement or the Canadian MJDS Base Prospectus or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened, and no stop order, or equivalent, suspending or preventing the use of the Time of Sale Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Final Canadian Supplement shall have been issued by the Commission or any Canadian Regulator, as applicable, and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission or any Canadian Regulator, as applicable.

     (b)      The Company shall have requested and caused each of Dorsey, U.S. counsel for the Company, and McCarthy, Canadian counsel for the Company, to have furnished to the Placement Agent their respective opinions, in form and substance satisfactory to the respective Placement Agent and its counsel, dated the Closing Date and addressed to the Placement Agents.

     (c)      The Company shall have furnished to the Placement Agents a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, any Supplemental Marketing Materials, the Final Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement and any supplements or amendments thereto and this Agreement and that:

               (i)      the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date (except for any representations and warranties made as of a specific date, which shall be accurate in all material respects as of that date) and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii)      no stop order or equivalent suspending the effectiveness of the Registration Statement or the Canadian MJDS Base Prospectus or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

               (iii)      since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement (exclusive of any supplement thereto), there has been no Material Adverse Effect; and

               (iv)      the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to the time of closing on the Closing Date in all material respects.

     (d)      The Placement Agents shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in its jurisdiction of organization in writing from the appropriate governmental authority of such jurisdiction.

     (e)      The Placement Agents shall have received from Richter, LLP (Montreal, Quebec), at the time of filing the Final Canadian MJDS Supplement and at the Closing Date, letters dated respectively as at the time of filing the Final Canadian MJDS Supplement and as of the Closing Date, in form and substance satisfactory to the Canadian Placement Agent, confirming that it is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and comforting, without limitation, the Company’s audited financial statements for the years ended December 31, 2017 and 2016 and the various financial disclosures related thereto contained in, or incorporated by reference in, the Registration Statement, the Time of Sale Prospectus, the Final Prospectus, the Final Canadian MJDS Supplement, any Supplemental Marketing Materials and the Issuer Free Writing Prospectuses, if any.

     (f)      Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and Canadian MJDS Base Prospectus (exclusive of any amendment thereof) and the Final Prospectus and Final Canadian MJDS Supplement (exclusive of any amendment or supplement thereto), there shall not have been (A) any change or decrease specified in the letters referred to in paragraph (e) of this Section 5 or (B) any Material Adverse Effect, the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of Wainwright, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

     (g)      Prior to the Closing Date, the Company shall have furnished to Wainwright such further information, certificates and documents as Wainwright may reasonably request.

     (h)      The Shares, Warrant Shares and Placement Agent Shares shall have been eligible for quotation on the OTCQX and, prior to the Closing Date, the Shares, Warrant Shares and Placement Agent Shares shall have been conditionally approved for listing, subject to the satisfaction of the customary conditions, on the TSXV, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Placement Agents.

     (i)      The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to Wainwright and respective counsels for the Placement Agents, this Agreement and all obligations of Wainwright hereunder may be canceled at, or at any time prior to, the Closing Date by Wainwright. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.        Indemnification and Contribution.

     (a)      The Company agrees to indemnify and hold harmless Wainwright, their respective affiliates and their respective partners, members, directors, officers, employees, advisors, shareholders and agents and each person, if any, who controls Wainwright or any affiliate within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “indemnified party”) as follows:

               (i)      against any and all loss (except loss of profit), liability, claim, action, suit, proceeding, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon: (A)(1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Base Prospectus Final Canadian MJDS Supplement, any Supplemental Marketing Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Prospectus or any other preliminary prospectus supplement related to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus the Company uses, or is required to file, pursuant to Rule 433(d) of the Act, the Preliminary Canadian MJDS Base Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement, any Supplemental Marketing Materials, or in any amendment thereof or supplement thereto any other materials provided to investors by, or with the approval of, the Company in connection with the offering of the Securities and the marketing thereof, including any road show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (3) any act or failure to act or any alleged act or failure to act by Wainwright in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (1) or (2) above; or (4) any “misrepresentation” (as defined by Canadian Securities Laws) contained in the Canadian MJDS Base Prospectus, any Supplemental Marketing Materials, and the Final Canadian MJDS Supplement, or in any amendment thereof or supplement thereto; or (B) the violation of any laws or regulations of foreign jurisdictions where Securities have been offered or sold that occurs as a result of such offer or sale

               (ii)      against any and all loss (except loss of profit), liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, action, suit, proceeding, claim or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

               (iii)      against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, action, suit, proceeding, claim, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Placement Agent Information.

            Notwithstanding anything to the contrary in this Section 6, the Company will not be responsible for any loss, liability, claim, damage and expense that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such claim.

     (b)      Wainwright agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, or Base Prospectus, the Time of Sale Prospectus or any other preliminary prospectus supplement relating to the Securities, the Disclosure Package, any Issuer Free Writing Prospectus, any other materials provided to investors by, or with the approval of, the Company in connection with the offering of the Securities, including any road show, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to Wainwright and furnished to the Company by Wainwright in writing expressly for use therein (the “Placement Agent Information”).

     (c)      Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal expenses of the indemnified party except as provided below and except for the reasonable costs of investigation previously or subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action (such time frame not to exceed 20 days in any case); in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (excluding local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties, which counsel (together with any local counsel) for the indemnified parties shall be selected by Wainwright (in the case of counsel for the indemnified parties referred to in Section 6(a)). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d)      If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e)      In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or Wainwright, the Company and Wainwright will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and Wainwright may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and Wainwright, on the other hand. The relative benefits received by the Company, on the one hand, and Wainwright, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Company bear to the total compensation received by Wainwright from the sale of the Securities on behalf of the Company (in each case, as set forth on the cover of the Prospectus). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Wainwright, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Wainwright, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Wainwright agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for the purpose of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 6(c) hereof.

     Notwithstanding the foregoing provisions of this Section 6(e), Wainwright shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Wainwright’s obligations to contribute pursuant to this Section 6 are several, and not joint, pro rata based on sales in the Offering. For purposes of this Section 6(e), any affiliate of Wainwright, any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, partners, employees or agents of Wainwright or its affiliates or control persons, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 6(c) hereof.

7.        Termination.

     (a)      This agreement shall be subject to termination in the absolute discretion of Wainwright, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the OTCQX or the TSXV or trading in securities generally on the OTCQX or the TSXV shall have been suspended or limited or minimum prices shall have been established on such exchange, (b) a general banking moratorium shall have been declared by Canadian or U.S. federal, New York State or Ontario provincial authorities, (c) there shall have occurred any outbreak or escalation of national or international hostilities, or a declaration by the U.S. or Canada of a national emergency or war, major terrorist attack in a world commercial financial center, or other calamity or crisis, including a health epidemic, the effect of which on financial markets is such as to make it, in the sole judgment of the Wainwright, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Prospectus, the Final Prospectus or the Final Canadian MJDS Supplement (exclusive of any amendment or supplement thereto), (d) Wainwright is not satisfied in their sole discretion with their due diligence review and investigations in respect of the Company, (e) in the judgment of a Wainwright there shall have occurred any material adverse change, (f) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Wainwright may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (g) any of the conditions to be fulfilled by the Company set out herein (which have not been waived) have not been satisfied by the Closing Time.

     (b)      The rights of termination contained in Section 7(a) may be exercised by Wainwright and are in addition to any other rights or remedies Wainwright may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of Wainwright to the Company or on the part of the Company to Wainwright, except that the Company shall be obligated to reimburse the expenses of Wainwright and except in respect of any liability which may have arisen prior to or arise after such termination under Sections 6.

8.        Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or its directors and of the Wainwright set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Wainwright or the Company or any of the affiliates, officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of clause (iii) under second paragraph of this Agreement and 6 hereof shall survive the termination or cancellation of this Agreement.

9.        Notices. All communications hereunder will be in writing and effective only on receipt, and:

     (a)      if sent to the U.S Placement Agent, will be mailed, emailed, delivered or telefaxed to 430 Park Avenue, NY NY 10022, attention: Chief Operating Officer, e-mail: placements@hcwco.com, with a copy (which shall not constitute notice) to Ellenoff Grossman & Schole LLP, counsel for the U.S. Placement Agent, at 1345 Avenue of the Americas, New York, New York 10105, attention: Robert Charron, e-mail: capmkts@egsllp.com

     (b)      or, if sent to the Company, will be mailed, emailed, delivered or telefaxed to 6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2 attention: Andre Godin, Chief Financial Officer with a copy (which shall not constitute notice) to Richard Raymer, counsel to the Company at 161 Bay Street, Suite 4310, Toronto, Ontario M5J 2S1 attention: Richard Raymer

10.      Successors, Assignments and Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 6 hereof, to the extent set forth in Section 6 hereof, and no other person will have any right or obligation hereunder.

11.      Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

12.      Governing Law Provisions. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to the conflicts of laws principles thereof. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the U.S. located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

13.      Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.      Counterparts. This Agreement may be signed in one or more counterparts, including by facsimile or other electronic means, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.      Headings. The section, schedule and exhibit headings used herein are for convenience only and shall not affect the construction hereof.

16.      Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

     “Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Applicable Time” shall mean 9:00 a.m. (New York City and Toronto time) on October 18, 2018.

     “Base Prospectus” shall mean the base prospectus referred to in Section 1(a) hereof contained in the Registration Statement at the Effective Date.

     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, Toronto or Montreal.

     “Canadian Securities Laws” means the securities acts or similar statues of the Canadian Jurisdictions and all applicable regulations, rules, policy statements, national instruments including the MJDS Rule, notices and blanket orders or rulings thereunder and includes any decision document providing for the eligibility of the Company to use the MJDS Rule.

     “Commission” shall mean the U.S. Securities and Exchange Commission.

     “Disclosure Package” shall mean (i) the Time of Sale Prospectus used most recently prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

     “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties to this Agreement.

     “Final Canadian MJDS Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to the MJDS Rule after the Execution Time, together with the Canadian MJDS Base Prospectus.

     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

     “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

     “Intellectual Property” means, collectively, all intellectual property rights of whatsoever nature, kind or description, including all: (i) trademarks, service marks, trade-mark and service mark registrations, trade-mark and service mark applications, rights under registered user agreements, trade names and other trade-mark and service mark rights; (ii) copyrights and applications therefor, including all computer software and rights related thereto; (iii) all foreign and domestic patents and patent applications (including all provisional, divisional, substitution, continuation and continuation in-part applications, and all foreign counterparts thereof) and all foreign and domestic patents (including extensions, reissues, re-examinations, renewals, inventors certificates and foreign counterparts thereof); (iv) preclinical and clinical data and results, (v) trade secrets and proprietary and confidential information; (vi) industrial designs and registrations thereof and applications therefor; (vii) renewals, modifications, developments and extensions of any of the items listed in clauses (i) through (vi) above; and (viii) patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

     “Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 405 under the Act.

     “Material Adverse Effect” shall mean any event or occurrence that (i) is reasonably likely to be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, in each case, on a timely basis; or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, assets, liabilities (contingent or otherwise) or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

     “Over-Allotment Option Closing Date” means the date, not later than 30 days following the Closing Date, for an Over-Allotment Option Closing as set out in the Over-Allotment Option Notice;

     “Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

     “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” refer to such rules under the Act.

     “Subsidiary” shall mean each “significant subsidiary” of the Company as defined in Rule 405 under the Act, as listed on Exhibit C attached hereto.

     “Supplemental Marketing Material” means any “marketing material” as defined in National Instrument 41-101 General Prospectus Requirements.

     “Time of Sale Prospectus” shall mean the Base Prospectus referred to in Section 1(a) hereof that is used prior to the filing of the Final Prospectus.

     “U.S.” means the United States of America.

17.      Construction.

     (a)      Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

     (b)      the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

     (c)      wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

     (d)      references herein to any gender shall include each other gender;

     (e)      references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder; and

     (f)      if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

18.      Arm’s Length Transaction. The Company acknowledges and agrees that Wainwright is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, Wainwright is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, Wainwright shall have no responsibility or liability to the Company with respect thereto. Any review by Wainwright of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Wainwright and shall not be on behalf of the Company. The Company further acknowledges and agrees that Wainwright and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Wainwright and their affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise. The Company hereby waives, to the fullest extent permitted by law, any claims it may have against Wainwright or their affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of the Securities in the Offering and agrees that Wainwright or their affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and Wainwright with respect to the subject matter hereof; provided, however, that, notwithstanding anything herein to the contrary, the Engagement Agreement, dated September 3, 2018 (“Engagement Agreement”), between the Company and U.S. Placement Agent, shall continue to be effective and the terms therein shall continue to survive and be enforceable by the U.S. Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of the Engagement Agreement shall prevail.

[Signature page follows]

If the foregoing is in accordance with the Company’s understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the Company’s acceptance shall represent a binding agreement between the Company and Wainwright.

       Very truly yours,

INTELGENX TECHNOLOGIES CORP.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

H.C. WAINWRIGHT & CO., LLC

By:
Name:
Title:

[Signature page to IGXT Placement Agency Agreement]

EXHIBIT A

Selling Restrictions

(a)        H.C. Wainwright & Co., LLC shall offer the Securities for sale only in the United States or in such other jurisdictions in which it may lawfully offer securities (but not including offerees domiciled in Canada).HCW will not, directly or indirectly, solicit or accept offers to purchase or sell Units in Canada.

(b)        Echelon Wealth Partners Inc. shall offer the Securities for sale only in the Canada or in such other jurisdictions in which it may lawfully offer securities.

SCHEDULE A

Identified Investors

[See Attached]

SCHEDULE B

Free Writing Prospectuses

None.